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Exhibit 4.3(a)

NAVIGATION TECHNOLOGIES CORPORATION

STOCK OPTION AGREEMENT

(Exchange Option "A")

I. NOTICE OF STOCK OPTION GRANT

John MacLeod
9 Warwick Road
Winnetka, IL 60093

        You have been granted an option (this "Option") to purchase shares of Common Stock of the Company (each an "Option Share" and, collectively, the "Option Shares"), subject to the terms and conditions of this Stock Option Agreement (this "Option Agreement"), as follows:

Grant Number:	240010
Date of Grant:	5/15/2002
Vesting Commencement Date:	5/15/2002
Exercise Price per Share:	USD $0.10
Total Number of Option Shares	1,187,500
Total Exercise Price:	USD $118,750.00
Expiration Date:	5/15/2012

  Exercisability and Vesting:

        Notwithstanding anything herein to the contrary, this Option may be exercised only to the extent it has become vested. Subject to the two immediately succeeding paragraphs, all of the Shares granted under this Option will vest and become exercisable on the Date of Grant.

        In the event of a Change of Control (as defined below), that portion of this Option which has not yet vested as of the date of such Change of Control will immediately vest and become exercisable simultaneously with the consummation of such Change of Control, subject to your Continuous Status as an Employee until such Change of Control; provided that, in the event your employment is terminated by the Company without Cause (as defined in your Employment Agreement with the Company, dated as of September 18, 2000 (your "Employment Agreement")) or you terminate your employment with Good Reason (as defined in your Employment Agreement), in each case at any time within the three month period immediately preceding such Change of Control, then that portion of this Option which has not yet vested as of the date of such Change of Control will still immediately vest and become exercisable simultaneously with the consummation of such Change of Control. Any portion of this Option which has not been exercised prior to or in connection with a Change of Control will be forfeited.

        In the event that your employment is terminated by the Company without Cause or is terminated by you with Good Reason, this Option will vest and become exercisable with respect to an additional number of Option Shares equal to the lesser of (i) 750,000 Option Shares (as adjusted for stock splits and combinations) and (ii) that portion of this Option which had not yet vested as of immediately prior to the termination of your Continuous Status as an Employee.

        Except as otherwise provided herein, this Option, to the extent vested, may be exercised in whole or in part at any time prior to the close of business on the 90th day following the termination of your Continuous Status as an Employee. Notwithstanding the foregoing, (i) in the event that you have voluntarily terminated your employment without Good Reason, this Option, to the extent vested, may be exercised in whole or in part at any time prior to the 60th day following the termination of your Continuous Status as an Employee, (ii) in the event of your death, this Option, to the extent vested, may be exercised in whole or in part at any time during the 18 month period immediately following your death, and (iii) in the event you have a Disability, this Option, to the extent vested, may be exercised in whole or in part at any time during the 12 month period immediately following your Disability. Notwithstanding anything herein to the contrary, in no event may all or any portion of this Option be exercised later than the Expiration Date set forth above.

II. DEFINITIONS

        As used herein, the following definitions shall apply:

        (a)  "Board" means the Board of Directors of the Company.

        (b)  "Change of Control" means the sale of the Company to an Independent Third Party (as defined below) or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

        (c)  "Code" means the Internal Revenue Code of 1986, as amended.

        (d)  "Common Stock" means the Common Stock of the Company.

        (e)  "Company" means Navigation Technologies Corporation, a Delaware corporation.

        (f)    "Continuous Status as an Employee" means that your employment with the Company, or any Parent or Subsidiary of the Company, has not been interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

        (g)  "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

        (h)  "Employee" means an individual who is employed by the Company or any Parent or Subsidiary of the Company. Neither service as a director of the Company or any Parent of Subsidiary of the Company nor payment of a director's fee by any such entity shall be sufficient to classify such individual as an "Employee."

        (i)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (a)  If the Common Stock is listed on any established stock exchange or a national market system (including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (b)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (c)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (j)    "Independent Third Party" means any person or entity who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's common stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's common stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's common stock.

        (k)  "Notice of Grant" means the written notice above evidencing certain terms and conditions of this Option. The Notice of Grant is part of this Option Agreement.

        (l)    "Parent" means a "parent corporation" (whether now or hereafter existing) as defined in Section 424(e) of the Code.

        (m)  "Subsidiary" means a "subsidiary corporation" (whether now or hereafter existing) as defined in Section 424(f) of the Code.

III. AGREEMENT

        1.    Grant of Option.    The Company hereby grants to John MacLeod ("you" or "Optionee") this Option to purchase the number of Option Shares set forth in the Notice of Grant, at the Exercise Price Per Option Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Option Agreement. This Option is not intended to qualify as an Incentive Stock Option under section 422 of the Code.

        2.    Exercise of Option.

          (a)    Right to Exercise.    This Option is exercisable prior to the Expiration Date (as set forth in the Notice of Grant) in accordance with the Exercisability and Vesting provisions set forth in the Notice of Grant and the other applicable provisions of this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment, the exercisability of this Option is governed by the applicable Exercisability and Vesting provisions set forth in the Notice of Grant and this Option Agreement.

          (b)    Method of Exercise.    This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise this Option, the number of Option Shares in respect of which this Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

        No Option Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Company's Common Stock is then listed. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date this Option is exercised with respect to such Exercised Shares.

        3.    Method of Payment.    Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash;

          (b)  certified or cashiers check;

          (c)  delivery of a properly executed notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of this Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d)  surrender of other shares of Common Stock of the Company which have been owned by the Optionee for more than six (6) months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

        4.    Non-Transferability of Option.    This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or by transfer to Optionee's spouse and/or descendants (whether natural or adopted) or any entity in which you, your spouse and/or your descendants collectively own a 100% direct or indirect beneficial interest (collectively, "Permitted Transferees"), provided that such Permitted Transferees have agreed in writing to be bound by the provisions of this Option Agreement. This Option may be exercised in accordance with the terms hereof during the lifetime of Optionee only by the Optionee or Permitted Transferees. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of both the Optionee and the Permitted Transferees.

        5.    Term of this Option.    This Option may not be exercised, in whole or in part, after the Expiration Date set forth in the Notice of Grant.

        6.    Lock-Up Period.    Optionee hereby agrees that in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Optionee shall not sell or otherwise transfer any Option Share during the 180-day period (or such longer or shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

        7.    Restrictions on Exercise.    This Option may not be exercised if the issuance of any Option Share upon such exercise or the method of payment of consideration for any such Option Share would constitute a violation of any applicable law. Optionee represents that when he exercises this Option, he will be purchasing Option Shares for his own account and not on behalf of others. Optionee understands and acknowledges that federal and state securities laws govern and restrict his right to offer, sell or otherwise dispose of Option Shares issued upon exercise of this Option unless such offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Optionee agrees that he will not offer, sell or otherwise dispose of any Option Share in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any state or other federal law, or (iii) violate any agreement between Optionee and the Company, including this Option Agreement. Optionee further understands that all certificates evidencing any Option Share purchased hereunder will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

        8.    Withholding of Taxes.    The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Share issued pursuant to this Option Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

        9.    Adjustments.    In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other similar change in the shares of Common Stock, the Board will, in order to prevent the dilution or enlargement of rights under this Option, make such adjustments in the number and type of Option Shares covered by this Option and the Exercise Price specified herein as may be reasonably determined by the Board to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe thereof, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Option Shares subject to this Option.

        10.    Entire Agreement; Governing Law.    This Option Agreement (including, without limitation, the Notice of Grant) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the laws of the State of Delaware except for that body of law pertaining to conflict of laws. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions arising in connection with this Option Agreement that are not required by Section 11 below to be arbitrated.

        11.    Arbitration.    Except as otherwise provided in this Section 11, any controversy or claim arising out of or relating to this Option Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        Within fifteen (15) days after the commencement of arbitration, the Company and Optionee shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

        Each of the parties to this Option Agreement acknowledges that a breach of this Option Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by either the Company or Optionee, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Option Agreement shall have the authority to provide such injunctive or other equitable relief.

        The arbitrators shall have the authority to award such remedies or relief that a court of the State of Delaware could order or grant in an action governed by Delaware law, including, without limitation, specific performance of any obligation created under this Option Agreement, the issuance of an injunction or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Chicago, Illinois.

        Notwithstanding the foregoing, any party may bring and pursue an action in any federal or state court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

        12.    No Guarantee of Employment.    Optionee acknowledges and agrees that the vesting of option shares pursuant to the vesting provisions set forth herein is earned only by continuing service as an employee at the will of the company (and not through the act of being hired, being granted an option or purchasing option shares hereunder). Optionee further acknowledges and agrees that this option agreement, the transactions contemplated hereunder and the vesting provisions set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all, and shall not interfere with optionee's right or the company's right to terminate optionee's employment at any time, with or without cause.

        Optionee has read and understands section 11, which discusses arbitration. Optionee understands that by signing this option agreement, optionee agrees to submit any claims arising out of, relating to, or in connection with this option agreement to binding arbitration, and that this arbitration clause constitutes a waiver of optionee's right to a jury trial and relates to the resolution of all disputes relating to all aspects of this relationship.

        13.  Optionee hereby consents to receive information regarding the Company electronically at Optionee's Company e-mail address, including, but not limited to, information regarding the Plan and information distributed to the Company's stockholders.

By your signature and the signature of the Company's representative below, you and the Company hereby agree that this Option is granted under and governed by the terms of this Option Agreement (including, without limitation, the Notice of Grant). In addition, your signature below evidences your acknowledgment that you have reviewed this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of this Option Agreement. You also agree to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	NAVIGATION TECHNOLOGIES CORPORATION
/s/ JOHN MACLEOD Signature	/s/ JUDSON C. GREEN By
/s/ JOHN MACLEOD Print Name	/s/ JUDSON GREEN Print Name
9 Warwick Road Residence Address	President and CEO Title
Winetka, IL 60093 City, State, Zip
USA Country

CONSENT OF SPOUSE

        The undersigned spouse of John MacLeod ("Optionee") has read and hereby approves the terms and conditions of the foregoing Option Agreement dated as of May 15, 2002 (the "Option Agreement") between the undersigned's spouse and Navigation Technologies Corporation (the "Company"). In consideration of granting the undersigned's spouse the right to purchase shares of the Company's common stock as set forth in the Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Option Agreement.

Signature of Spouse of Optionee
Print Name

EXHIBIT A

Navigation Technologies Corporation
Merchandise Mart Plaza—Suite 900
Chicago, IL 60654

Attention: Stock Plan Administrator

NAVIGATION TECHNOLOGIES CORPORATION
EXERCISE NOTICE

        1.    Exercise of Option.    Effective as of today,                             , the undersigned ("Optionee") hereby elects to purchase                     shares (the "Shares") of the Common Stock of Navigation Technologies Corporation (the "Company") under and pursuant to the Stock Option Agreement dated as of May 15, 2002 (the "Option Agreement"). The aggregate purchase price for the Shares shall be $                  , as required by the Option Agreement.

        2.    Delivery of Payment.    Optionee herewith delivers to the Company the aggregate purchase price for the Shares.

        3.    Representations of Optionee.    Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

        4.    Rights as Shareholder.    Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to any Share, notwithstanding the exercise of this Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of this Option.

        5.    Tax Consultation.    Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        6.    Entire Agreement; Governing Law.    The Option Agreement is incorporated herein by reference. This Agreement constitutes the entire agreement of the parties and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and such agreement is governed by the laws of the State of Delaware except for that body of laws pertaining to conflict of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Submitted by:	Accepted by:
OPTIONEE:	NAVIGATION TECHNOLOGIES CORPORATION
Signature	By
Print Name	Title
Address of Optionee	Date Accepted
City, State, Zip
Country

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NAVIGATION TECHNOLOGIES CORPORATION STOCK OPTION AGREEMENT (Exchange Option "A")